UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2008

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland 20817

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition.

Marriott International, Inc. (“Marriott”), at its Timeshare Security Analyst Meeting which is being held today, Tuesday, February 26, 2008, in Orlando, Florida, is providing enhanced disclosure of fiscal year 2007 information about its Timeshare segment in the following areas: revenue and results composition, cash provided by operating activities, and balance sheet information. The enhanced disclosures appear in Exhibit 99 to this report and are incorporated herein by reference.

Presentations at the meeting are taking place in two parts: presentations by senior company executives from approximately 10:00 am to 1:30 pm Eastern Time, followed by luncheon remarks by Marriott’s Chief Financial Officer, Arne Sorenson, at approximately 2:00 pm Eastern Time. A live webcast of the meeting, presentation materials, and an audio replay are available on Marriott’s investor relations Web site at www.marriott.com/investor (click on “Recent Investor News” and then click on the “Analyst Meeting” link).

The materials presented at the Timeshare Security Analyst Meeting, which are available at Marriott’s investor relations Web site as described above, include certain non-GAAP financial measures and the related reconciliations of those measures to the most directly related comparable GAAP measures.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished with this report:

Exhibit 99	-	Disclosure of historical Timeshare segment revenue and results composition, Timeshare segment cash provided by operating activities, and Timeshare segment balance sheet information for fiscal year 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: February 26, 2008	By:	/s/ Carl T. Berquist
Carl T. Berquist
Executive Vice President, Financial Information and Enterprise Risk Management

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99	Disclosure of historical Timeshare segment revenue and results composition, Timeshare segment cash provided by operating activities, and Timeshare segment balance sheet information for fiscal year 2007.

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